Exhibit 99.1
Quanterix Releases Financial Results for the Third Quarter of 2026
Reports $35.0 million in revenue, up 6.3% sequentially, and $80.7 million of cash and marketable securities
Initiatives to accelerate commercial effectiveness position the Company for growth in rest of 2026 and going forward
BILLERICA, Mass. – November 9, 2026 -- Quanterix Corporation (NASDAQ: QTRX), a global leader in precision biomarker science, today announced financial results for the third quarter ended September 30, 2026.
“We delivered higher than expected topline growth in the third quarter, with revenues up 6.3% sequentially, despite continued market softness. This first step in restoring growth reflects sequential improvement across all our businesses. The actions we initiated last quarter to improve commercial performance, including reorganizing our teams and adding experienced leadership and discipline, should accelerate our execution in the fourth quarter and beyond,” said Everett Cunningham, President & CEO of Quanterix.
He added, “We are confident about the benefits and differentiated positioning of our research tools and diagnostics businesses, especially with new commercial leadership focused on sustained growth. Our continued innovation in ultra-sensitive protein-detection in blood and high plex spatial analysis in tissue provides us with market advantages in targeted discovery and translational research. Lastly, we have now established a strong foundation for Quanterix in diagnostics, through strategic investments and partnerships, enabling us to focus on achieving key milestones in Alzheimer’s disease testing, with our single-site Alzheimer’s disease five biomarker blood test.”
Third Quarter Financial Highlights
•Revenue of $35.0 million, an increase of 6.3% compared to the second quarter.
•GAAP gross margin of 38.6% down 90 basis points (bps) compared to the prior year. Adjusted gross margin (non-GAAP) of 47.4% up 150 bps vs. the prior year.
•Net loss of $21.6 million, an improvement of 35.6% compared to the prior year. Adjusted EBITDA (non-GAAP) loss of $12.2 million a decline of 2.4% vs. the prior year.
•The Company ended the third quarter with $80.7 million of cash, cash equivalents, marketable securities, and restricted cash.
Operational and Business Highlights
•Quanterix finished building its senior management team for planned growth, especially in the diagnostics business. As previously announced, Jim Gute was named Chief Commercial Officer in mid-August, and Dr. Yuri Fesko was named the company’s first Chief Medical Officer in September, bringing considerable expertise in clinical and regulatory management, which is already benefiting the Company’s commercial efforts.
•Additional milestones to advance clinical adoption of blood-based Alzheimer’s disease testing were announced, including expanded insurance coverage. Beginning November 1, 2026, traditional Medicaid members and state employees in Florida can receive coverage for qualifying blood-based biomarker tests, including Quanterix’s LucentAD® Complete, when medical necessity criteria are met.
•Quanterix added two new commercial partnerships with key regional full-service clinical reference labs, Sherman Abrams Lab in New York and TruPath in Mississippi. These relationships are underway and generating opportunities for diagnostics revenue, adding to existing partnerships.
•New regulatory approvals advanced access to neurology biomarker testing in China based upon Quanterix’s HD-X and SR-X instruments and testing kits for four biomarkers. Innovita Biological Technology Co., a leading Chinese diagnostics company, is broadening access to blood biomarker testing in China, as part of our strategy to bring our SIMOA®--powered diagnostics capabilities to large markets worldwide by working with strong regional commercial partners.
•Quanterix launched additional assay menu options for its SIMOA® platform, as part of a commitment to expanding research tools on new biomarkers for Alzheimer’s and other neurodegenerative diseases.
•Underscoring Quanterix’s leadership in spatial biology through its Content Innovation Engine, the Company announced three new spatial products at the European Society for Spatial Biology meeting in September. The PhenoCode™ 2.0 Molecular Barcoding Kit is now in full commercial release, enabling researchers to barcode virtually any antibody in applications spanning immuno-oncology, neuroscience and other areas. The TIME panel, providing a broader view of the tumor immune microenvironment, and a high-plex ADC panel that enables co-

measurement of ADC target expression alongside tumor immune contexture within a single tissue section, addressing demand for combination biology readouts, are both shipping in early 2027.
•Quanterix’s Accelerator Lab is now accepting requests for custom ADC panel development, widening access to the strength of its ADC combination biology fully managed service for biopharma and translational teams.
2026 Business Outlook
Quanterix is narrowing its expectations for total revenues to $142-146 million. The Company continues to expect adjusted gross margins (non-GAAP) in a range of 48-50%. Quanterix now expects to end 2026 with a cash balance of approximately $70 million, and no debt.
Conference Call
In conjunction with this announcement, the Company will host a conference call today, November 9, 2026, at 8:30 AM ET. The dial-in number for USA & Canada is Toll-Free (800) 715-9871 or (646) 307-1963 and the conference ID is 3290884.
Interested investors can also listen to the live webcast from the Event Details page in the Investors section of the Quanterix website at https://ir.quanterix.com. An archived webcast replay will be available on the Company’s website for one year.
About Quanterix
Quanterix is a global leader in precision biomarker science, making biology measurable to deliver earlier insights and support breakthroughs in disease research, diagnostics, and drug development. Its SIMOA® technology delivers industry-leading sensitivity, allowing researchers to detect and quantify biomarkers in blood and other fluids at concentrations far below traditional limits. Through the acquisition of Akoya Biosciences, Quanterix Spatial solutions deliver high-plex, quantitative protein analysis in tissue at single-cell resolution. Combined with Accelerator Laboratory services, Quanterix gives researchers the tools and expertise to translate discovery into precision diagnostics. Learn more at www.quanterix.com.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Statements included in this press release that are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements about Quanterix’s future business outlook, operations, strategy and financial performance, including statements related to our expectations about revenue growth, market advantages in translational research, opportunities for diagnostics revenue, expanded reimbursement for and access to blood biomarker testing, and under the header “2026 Business Outlook.” Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks and uncertainties include, among others, the following possibilities with respect to Quanterix’s future business, operations, strategy and financial performance: risks related to the impact of changes in U.S. government policies, including impacts of tariffs and reductions in federal research funding; risks associated with the anticipated timing for launch of, and features of, Quanterix’s next-generation instruments to upgrade its existing platforms; risks related to Quanterix’s ability to improve existing diagnostics and develop new diagnostic tests and tools; risks related to Quanterix’s ability to successfully penetrate the diagnostics market; risks related to Quanterix’s ability to retain and expand its customer base and achieve sufficient market acceptance of its products; risks related to the ability of Quanterix’s contract manufacturers and suppliers to reliably and consistently manufacture and supply our instruments; risks that Quanterix may fail to realize the anticipated benefits from its recent acquisitions of Emission, Inc. and Akoya Biosciences Inc.; risks that Quanterix’s estimates regarding expenses, future revenues, capital requirements, and needs for additional financing could be incorrect; risks related to Quanterix’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; and risks related to defects or other quality issues in Quanterix’s products that could lead to unforeseen costs, product recalls, adverse regulatory actions, negative publicity and litigation. Additional factors that could cause results to differ materially from those described above can be found in the periodic reports filed by Quanterix with the SEC, including the “Risk Factors” sections contained therein, which are available on the SEC’s website at www.sec.gov.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein. If one or more events related to these or other risks or uncertainties materialize, or if Quanterix’s underlying assumptions prove to be incorrect, actual results may differ materially from what Quanterix anticipates. Quanterix cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and are based on information available at that time. Quanterix does not assume any obligation to update or otherwise revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.

FINANCIAL HIGHLIGHTS
QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Product revenue	$25,193	$26,151	$74,149	$63,723
Service and other revenue	9,359	14,036	28,752	29,971
Collaboration and license revenue	422	46	1,394	1,348
Total revenues	34,974	40,233	104,295	95,042
Costs of goods sold and services:
Cost of product revenue	15,447	16,684	45,208	38,619
Cost of service and other revenue	6,027	7,648	17,347	15,683
Total costs of goods sold and services	21,474	24,332	62,555	54,302
Gross profit	13,500	15,901	41,740	40,740
Operating expenses:
Research and development	7,372	8,009	22,516	27,126
Selling, general and administrative	28,453	38,043	85,575	99,561
Impairment and restructuring costs	171	7,174	46,940	14,844
Total operating expenses	35,996	53,226	155,031	141,531
Loss from operations	(22,496)	(37,325)	(113,291)	(100,791)
Other income (expense), net:
Interest income	663	1,448	2,316	7,408
Change in fair value of contingent liabilities	595	58	2,017	3,952
Other income (expense), net	(65)	(178)	21,117	(68)
Loss before income taxes	(21,303)	(35,997)	(87,841)	(89,499)
Income tax benefit (expense)	(288)	2,480	(227)	5,466
Net loss	$(21,591)	$(33,517)	$(88,068)	$(84,033)

Net loss per common share, basic and diluted	$(0.46)	$(0.73)	$(1.87)	$(2.04)

Weighted-average common shares outstanding, basic and diluted	47,388	46,060	47,173	41,243

QUANTERIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share data, unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$35,864	$29,839
Marketable securities	41,495	88,393
Accounts receivable, net of allowance for expected credit losses	27,197	29,972
Inventory	44,821	54,763
Prepaid expenses and other current assets	8,738	9,290
Total current assets	158,115	212,257
Restricted cash	3,352	3,341
Property and equipment, net	18,290	23,672
Intangible assets, net	102,408	131,787
Goodwill	—	26,376
Operating lease right-of-use assets	14,210	16,664
Other non-current assets	4,062	4,669
Total assets	$300,437	$418,766
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,648	$13,568
Accrued compensation and benefits	8,715	14,979
Accrued expenses and other current liabilities	7,859	17,571
Deferred revenue	14,491	20,728
Operating lease liabilities	7,417	7,916
Total current liabilities	51,130	74,762
Deferred revenue, net of current portion	2,570	5,830
Operating lease liabilities, net of current portion	23,945	29,323
Non-current portion of contingent liabilities	2,754	5,024
Other non-current liabilities	688	8,097
Total liabilities	81,087	123,036
Total stockholders’ equity	219,350	295,730
Total liabilities and stockholders’ equity	$300,437	$418,766

QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands, unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(88,068)	$(84,033)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	18,169	9,618
Credit losses on accounts receivable	478	284
Accretion of marketable securities	(333)	(1,851)
Operating lease right-of-use asset amortization	2,438	2,058
Stock-based compensation expense	12,525	16,303
Impairment	46,769	7,269
Change in fair value of contingent liabilities	(2,017)	(3,952)
Recognition of off-market liability	(13,975)	(5,678)
Other operating activity	(441)	(76)
Changes in assets and liabilities:
Accounts receivable	1,999	7,901
Inventory	9,690	4,204
Prepaid expenses and other current assets	207	2,198
Accounts payable	(3,365)	(3,537)
Accrued compensation and benefits, accrued expenses, and other current liabilities	(8,585)	(5,847)
Deferred revenue	(9,497)	(526)
Net change in other operating assets and liabilities	(5,422)	(5,127)
Net cash used in operating activities	(39,428)	(60,792)
Cash flows from investing activities:
Purchases of marketable securities	(16,669)	(45,658)
Proceeds from sales and maturities of marketable securities	63,755	183,389
Purchases of property and equipment	(258)	(2,710)
Acquisitions, net of cash acquired	—	(93,229)
Net cash provided by investing activities	46,828	41,792
Cash flows from financing activities:
Deferred acquisition payments	(1,439)	—
Principal payments on financing leases	(260)	(106)
Proceeds from common stock issued under stock plans	525	930
Payments for employee taxes withheld on stock-based compensation awards	(71)	(1,010)
Net cash used in financing activities	(1,245)	(186)
Net increase in cash, cash equivalents, and restricted cash	6,155	(19,186)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(119)	1,501
Cash, cash equivalents, and restricted cash at beginning of period	33,180	59,319
Cash, cash equivalents, and restricted cash at end of period	$39,216	$41,634

Use of Non-GAAP Financial Measures
To supplement our financial statements presented on a U.S. GAAP basis, we present the following non-GAAP financial measures:
•Adjusted EBITDA and adjusted EBITDA margin: We define adjusted EBITDA as net income (loss) adjusted to exclude interest income, income tax (expense) benefit, depreciation and amortization expense, stock-based compensation expense, acquisition and integration related costs, impairments, and certain other items which include other charges or benefits resulting from transactions or events that are unusual or infrequent, significant in size, and that we do not believe are indicative of ongoing or future business operations. These items are discussed in more detail below the tables reconciling the GAAP to non-GAAP measures. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total revenues.
•Adjusted gross profit, adjusted gross margin, adjusted total operating expenses, and adjusted loss from operations: We calculate these non-GAAP financial measures by excluding amortization of certain acquired intangible assets, acquisition and integration related costs, impairments, and certain other items which include other charges or benefits resulting from transactions or events that are unusual or infrequent, significant in size, and that we do not believe are indicative of ongoing or future business operations. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.
During the first quarter of 2026, we changed our accounting policy for classifying shipping and handling costs for product sales and they are now recorded in cost of product revenue. Historically, these shipping and handling costs were recorded in selling, general and administrative expenses, and we calculated our non-GAAP financial measures by including these shipping and handling costs within cost of product revenue. We applied this change in accounting policy retrospectively to all periods presented, and no longer reclassify shipping and handling costs in our non-GAAP financial measures.
We believe that presentation of these non-GAAP financial measures provides supplemental information useful to investors in understanding our underlying operating results and trends. We use these non-GAAP financial measures to evaluate our operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in our business and our competitors. We believe that presentation of these non-GAAP financial measures provides useful information to investors in assessing our operating performance within our industry and allows comparability with the presentation of other companies in our industry.
The non-GAAP financial measures presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with U.S. GAAP. For example, adjusted EBITDA excludes a number of expense items that are included in net loss. As a result, positive adjusted EBITDA or positive adjusted cash usage may be achieved even where we record a significant net loss in accordance with U.S. GAAP.
Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures set forth in the tables captioned “Reconciliations of GAAP to Non-GAAP Financial Measures” in the section below.
Additionally, we make certain forward-looking statements about our future financial performance that include non-GAAP financial measures, which are difficult to predict for future periods because the nature of the adjustments pertains to events that have not yet occurred. We do not forecast many of the excluded items for internal use and therefore information reconciling forward-looking non-GAAP financial measures to U.S. GAAP financial measures is not available without unreasonable effort and is not provided. The occurrence, timing, and amount of any of the items excluded from U.S. GAAP to calculate non-GAAP financial measures could significantly impact our U.S. GAAP results.

QUANTERIX CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Reconciliation of Net Loss to Adjusted EBITDA (non-GAAP) and Adjusted EBITDA Margin (non-GAAP)
(amounts in thousands except percentages, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(21,591)	$(33,517)	$(88,068)	$(84,033)
Interest income	(663)	(1,448)	(2,316)	(7,408)
Income tax benefit (expense)	288	(2,480)	227	(5,466)
Depreciation and amortization	6,432	5,431	18,169	9,618
Stock-based compensation expense (1)	3,784	5,469	12,173	16,303
Acquisition and integration related costs (2)	—	7,315	2,004	15,032
Earnout recorded as compensation expense (3)	—	229	—	8,129
Changes in contingent liabilities (4)	(595)	(58)	(2,017)	(3,952)
Impairment and restructuring costs (5)	171	7,174	49,442	14,844
Income from contract termination (6)	—	—	(21,596)	—
Adjusted EBITDA (non-GAAP)	$(12,173)	$(11,885)	$(31,982)	$(36,933)

Total revenues	$34,974	$40,233	$104,295	$95,042
Adjusted EBITDA margin (non-GAAP) (adjusted EBITDA as a % of revenue)	(34.8)%	(29.5)%	(30.7)%	(38.9)%
(1)Stock-based compensation expense for certain individuals is included in the caption 'Impairment and employee separation costs'.
(2)Represents acquisition and integration costs directly related to the Company's business combinations. Acquisition costs include professional and consulting fees supporting due diligence, legal, and accounting activities to execute a transaction. Integration costs include third party and internal direct costs to integrate acquired companies, employees, and their customers.
(3)Consists of the earnout recognized as compensation expense related to the Emission acquisition.
(4)Consists of fair value adjustments for contingent liabilities from acquisitions.
(5)Impairment charges for goodwill and an intangible asset related to the termination of a diagnostics development agreement assumed in the acquisition of Akoya, as well as certain one-time severance and related costs.
(6)One-time income related to the impact of terminating a diagnostics development agreement assumed in the acquisition of Akoya.

Reconciliation of Gross Profit, Gross Margin, Total Operating Expenses and Loss from Operations to Non-GAAP Financial Measures
(amounts in thousands except percentages, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Gross profit	$13,500	$15,901	$41,740	$40,740
Purchase accounting impact on inventory and property and equipment (1)	205	35	607	35
Amortization of acquired intangible assets (2)	2,857	2,532	8,593	2,993
Adjusted gross profit (non-GAAP)	$16,562	$18,468	$50,940	$43,768

Total revenues	$34,974	$40,233	$104,295	$95,042
Gross margin (gross profit as % of total revenues)	38.6%	39.5%	40.0%	42.9%
Adjusted gross margin (non-GAAP) (adjusted gross profit as % of total revenues)	47.4%	45.9%	48.8%	46.1%

Total operating expenses	$35,996	$53,226	$155,031	$141,531
Purchase accounting impact on property and equipment (1)	(326)	(212)	(1,518)	(212)
Amortization of acquired intangible assets (2)	(78)	(73)	(206)	(73)
Acquisition and integration related costs (3)	—	(7,315)	(2,004)	(15,032)
Earnout recorded as compensation expense (4)	—	(229)	—	(8,129)
Impairment and restructuring costs (5)	(171)	(7,174)	(49,442)	(14,844)
Adjusted total operating expenses (non-GAAP)	$35,421	$38,223	$101,861	$103,241

Loss from operations	$(22,496)	$(37,325)	$(113,291)	$(100,791)
Purchase accounting impact on inventory and property and equipment (1)	531	247	2,125	247
Amortization of acquired intangible assets (2)	2,935	2,605	8,799	3,066
Acquisition and integration related costs (3)	—	7,315	2,004	15,032
Earnout recorded as compensation expense (4)	—	229	—	8,129
Impairment and restructuring costs (5)	171	7,174	49,442	14,844
Adjusted loss from operations (non-GAAP)	$(18,859)	$(19,755)	$(50,921)	$(59,473)
(1)Represents amortization of the purchase price fair value increase of acquired inventory and property and equipment.
(2)Consists only of the amortization of intangible assets acquired in 2025.
(3)Represents acquisition and integration costs directly related to the Company's business combinations. Acquisition costs include professional and consulting fees supporting due diligence, legal, and accounting activities to execute a transaction. Integration costs include third party and internal direct costs to integrate acquired companies, employees, and their customers.
(4)Consists of the earnout recognized as compensation expense related to the Emission acquisition.
(5)Impairment charges for goodwill and an intangible asset related to the termination of a diagnostics development agreement assumed in the acquisition of Akoya, as well as certain one-time severance and related costs.

Media Contact:
media@quanterix.com
Investor Relations Contact:
ir@quanterix.com